Exhibit 99.1

UTSTARCOM RELEASES FINANCIAL RESULTS FOR THE FOURTH

QUARTER AND FULL YEAR 2008

ALAMEDA, Calif., — February 26, 2008 – UTStarcom, Inc. (Nasdaq: UTSI) today reported financial results for the fourth quarter of 2008 and for the full year ended December 31, 2008.

On July 1, 2008 the Company divested its Personal Communications Division (“PCD”) which has historically represented a significant portion of the Company’s revenues.  On December 18, 2008 the Company announced actions to wind down its Korea-based handset manufacturing operations by July 2009.  To enable a comparison of the financial results for the Company on a year-over-year basis the Company has prepared certain pro forma non-GAAP results which present the Company’s results as if both the divestiture of PCD and the wind down of the Company’s Korea-based handset operations were completed prior to each time period presented.  The reconciliation between GAAP and these pro forma non-GAAP financial measures is provided at the end of this press release and on the Company’s website.

Fourth Quarter 2008 Financial Results

Net sales for the fourth quarter 2008 were $241 million as compared to $806 million in the fourth quarter of 2007. Gross margins for the fourth quarter 2008 were 12.4% as compared to 12.7% in the fourth quarter of 2007.  The operating loss for the fourth quarter of 2008 and 2007 was $79 million and $53 million, respectively.  The fourth quarter 2008 pro forma non-GAAP revenue was $149 million, the pro forma non-GAAP gross margin was 22.8% and the pro forma non-GAAP operating loss was $70 million.  This compares to the fourth quarter 2007 pro forma non-GAAP revenue of $246 million, the pro forma non-GAAP gross margin of 26.8% and the pro forma non-GAAP operating loss of $74 million.  The decrease in pro forma non-GAAP revenues and pro forma non-GAAP gross margins primarily reflects the expected volume decline in our PAS business.

The GAAP net loss for the fourth quarter of 2008 was $80.9 million, or a loss of $0.65 per share, as compared to a loss of $24.6 million, or $0.20 per share in the fourth quarter of 2007.

The fourth quarter GAAP gross profit of $30 million was impacted by the following significant items:

•                  The Company recorded an increase of $18.5 million in inventory reserves primarily related to the Korea-based handset operations.

•                  The Company’s Broadband segment recorded an additional loss reserve of approximately $6.0 million related to its large infrastructure project in India.

The fourth quarter GAAP operating expenses of $109 million were impacted by the following significant items:

•                  Recording a $13.1 million restructuring charge related to the actions announced on December 18, 2008 largely comprised of severance payment accruals.

•                  Recording a $27.2 million non cash asset impairment relating to long-lived assets (primarily intangible assets, equipment and capitalized software).

•                  Reduction of 2008 bonus accruals by $9.0 million.

Net cash, cash equivalents and short-term investments as of December 31, 2008 was $314 million compared to $180 million on December 31, 2007.  The increase reflects the sale of PCD partially offset by usage of cash flow from operations.

Full Year 2008 Financial Results

Net sales for the year 2008 were $1.6 billion as compared to $2.5 billion for the year 2007. Gross margins for the year 2008 were 15.9% as compared to 13.0% in 2007.  The operating loss for the full year 2008 and 2007 was $176 million and $212 million, respectively.  The full year 2008 pro forma non-GAAP revenue, gross margins and operating loss were $634 million, 29.7% and $199 million, respectively.  This compares to the full year 2007 pro forma non-GAAP revenue, gross margins and operating loss of $803 million, 27.4% and $251 million, respectively.  The decrease in pro forma non-GAAP revenues primarily reflects the expected volume decline in our PAS business.

The GAAP net loss for the full year 2008 was $150.3 million, or a loss of $1.22 per share, as compared to a loss of $195.6 million, or $1.62 per share in the prior year.

“Our fourth quarter results reflect the significant changes we made during the year to both simplify the Company and to focus on our core business,” said Peter Blackmore, UTStarcom’s chief executive officer and president. “Importantly we ended the year with net cash and short term investments of $314 million.  During the fourth quarter we also announced aggressive actions to further reduce our operating expenses and streamline our business. We shall continue to drive further reductions in expenses during 2009 as we focus on growing revenues in our core IP based product portfolio.”

Going Concern

As a result of the Company’s history of recurring losses and negative cash flows from operations, the Company expects its independent registered public accounting firm will issue a going concern uncertainty explanatory paragraph in its audit report on the financial statements for the year ended December 31, 2008.

However, management believes that if the Company is able to achieve its projected sales in 2009 and contain expenses and cash used in operations to the levels contemplated in the Company’s 2009 financial plan, the Company will have sufficient liquidity to finance its anticipated working capital and capital expenditure requirements for the next twelve months.

Q1 2009 Guidance

During the conference call management will provide financial guidance for the first quarter of 2009.  Due to the current economic climate the Company will not provide annual guidance.

Conference Call

The Company will host a conference call to discuss the results at 2:00 p.m. (PST) / 5:00 p.m. (EST) on February 26, 2009. The conference call dial-in numbers are as follows: United States 888-889-1058; International 706-634-2327. The conference ID number is 86513483.

A replay of the call will be available for 30 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 86513483.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s Web site at: http://www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

Discussion of Pro Forma Non-GAAP Financial Measures

In order to provide both management and investors with a more complete understanding of UTStarcom’s underlying results and trends in light of the PCD divestiture and planned wind down of its Korea-based handset manufacturing operations, UTStarcom has prepared reconciliation tables for comparing GAAP results to non-GAAP measures of revenues, gross profits, operating expenses and operating profit (loss), along with an abbreviated, pro forma non-GAAP profit and loss statement based on these non-GAAP measures.  The pro forma non-GAAP measures present the Company’s results as if both the July 2008 divestiture of the Company’s Personal Communications Division and the wind down of the Company’s Korea-based handset operations were completed prior to each time period below.

In addition, these pro forma non-GAAP measures are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the Company has research and development operations in the United States, China, Korea and India. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including statements regarding the Company’s strategy to reduce operating expenses, expected financial results in the first quarter of 2009, anticipated liquidity, capital expenditure requirements, the nature and contents of the audit report to be delivered by the Company’s independent registered public accounting firm concerning the financial statements for the year ended December 31, 2008 and the expected investment in the Company’s IP-based product portfolio.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of the Company to realize anticipated results of operational improvements, increase bookings and execute on its business plan as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

# # #

Company Contact

Barry Hutton

Senior Director, Investor Relations

UTStarcom, Inc.

(510) 769-2807

barry.hutton@utstar.com

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$313,865	$503,078
Accounts and notes receivable, net	169,496	343,525
Inventories and deferred costs	304,716	524,727
Prepaids and other current assets	144,515	121,636
Total current assets	932,592	1,492,966
Long-term assets:
Property, plant and equipment, net	175,287	209,094
Long-term deferred costs	149,258	164,766
Other long-term assets	53,669	117,762
Total assets	$1,310,806	$1,984,588

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$176,384	$148,440
Short-term debt	—	322,829
Customer advances	144,700	229,050
Deferred revenue	117,584	100,502
Other current liabilities	181,852	302,395
Total current liabilities	620,520	1,103,216
Long-term liabilities:
Long-term debt	—	333
Long-term deferred revenue and other liabilities	222,644	259,358
Total liabilities	843,164	1,362,907

Minority interest in consolidated subsidiaries	808	3,705
Total stockholders’ equity	466,834	617,976
Total liabilities, minority interest and stockholders’ equity	$1,310,806	$1,984,588

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2008	2007	2008	2007

Net sales	$241,097	$806,330	$1,640,449	$2,466,970
Cost of net sales	211,209	704,326	1,379,207	2,145,519
Gross profit	29,888	102,004	261,242	321,451

Operating expenses (income):
Selling, general and administrative	46,360	76,146	257,559	319,145
Research and development	26,634	40,575	143,291	168,275
Amortization of intangible assets	278	3,824	4,111	15,961
Impairment of goodwill and other long-lived assets	27,220	19,912	27,220	19,912
Restructuring charges	13,059	14,474	13,059	14,474
Net gain on divestitures	(4,327)	—	(7,782)	(4,271)
Total operating expenses	109,224	154,931	437,458	533,496

Operating loss	(79,336)	(52,927)	(176,216)	(212,045)

Interest income (expense), net	776	(6,612)	(2,948)	(18,216)
Other (expense) income	(2,680)	56,318	35,427	64,796
Loss before income taxes and minority interest	(81,240)	(3,221)	(143,737)	(165,465)
Income taxes benefit (expense)	309	(22,164)	(7,087)	(32,898)

Minority interest in (gain) losses of consolidated subsidiaries	(18)	828	508	2,788
Net loss	$(80,949)	$(24,557)	$(150,316)	$(195,575)

Loss per share - Basic and Diluted	$(0.65)	$(0.20)	$(1.22)	$(1.62)

Weighted average shares used in per share calculation:
- Basic and Diluted	124,843	121,340	123,490	121,059

UTStarcom, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Year ended December 31, 2008	Year ended December 31, 2007

Net cash used in operating activities	$(55,164)	$(225,093)

Cash flows from investing activities:
Property, plant and equipment, net	(14,214)	(27,324)
Investments, net
Proceeds from divestitures	214,051	4,271
(Purchase of) proceeds from disposition of an investment interest	(8,655)	3,255
Proceeds from repayment of loan by a variable interest entity	7,728	—
Change in restricted cash	(8,216)	6,591
Short-term investments, net	54,991	41,950
Other	361	695
Net cash provided by investing activities	246,046	29,438
Cash flows from financing activities:
Borrowings, net	(325,317)	(61,605)
Other	(7,295)	3,500
Net cash (used in) financing activities	(332,612)	(58,105)
Effect of exchange rate changes on cash and cash equivalents	13,884	29,586
Net decrease in cash and cash equivalents	(127,846)	(224,174)
Cash and cash equivalents at beginning of period	437,449	661,623
Cash and cash equivalents at end of period	$309,603	$437,449

UTSTARCOM, INC.

February 26, 2009 Conference Call

RECONCILIATION OF GAAP REVENUE TO PRO FORMA NON-GAAP REVENUE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and Korea BU had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-07	30-Jun-07	30-Sep-07	31-Dec-07	31-Dec-07	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08
GAAP Revenue (a)	$476	$538	$647	$806	$2,467	$586	$633	$181	241	$1,641

Less: PCD Segment Revenue (b)	288	358	458	560	1,664	431	449	—	—	880

Less: Korea BU Sales to PCD (c)	—	—	—	—	—	—	—	35	92	$127

Non-GAAP Revenue	$188	$180	$189	$246	$803	$155	$184	$146	$149	$634

(a) GAAP Revenue for each period is the consolidated revenue as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated revenue for the quarter ended December 31, 2007, which is derived from the revenue reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2007.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea BU did not record revenue for units shipped to PCD as this activity was an intercompany transfer.  After July 1, 2008 this activity was recorded as a third party sale in the Handset segment.

UTSTARCOM, INC.

February 26, 2009 Conference Call

RECONCILIATION OF GAAP GROSS PROFIT TO PRO FORMA NON-GAAP GROSS PROFIT

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and Korea BU had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-07	30-Jun-07	30-Sep-07	31-Dec-07	31-Dec-07	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08
GAAP Gross Profit (a)	$75	$80	$64	$102	$321	$92	$82	$57	$30	$261
GAAP Gross Margin %	16%	15%	10%	13%	13%	16%	13%	31%	12%	16%

Less: PCD Segment Gross Profit (b)	17	16	27	$34	94	33	36	—	—	69

Less: Korea BU Gross Profit from Sales to PCD (c)	1	2	2	2	7	2	0	6	(4)	4

Non-GAAP Gross Profit	$57	$62	$35	$66	$220	$57	$46	$51	$34	$188
Non-GAAP Gross Margin %	30%	34%	19%	27%	27%	37%	25%	35%	23%	30%

(a) GAAP Gross Profit and GAAP Gross Margin % for each period is the consolidated gross profit and gross margin % as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated gross profit and gross margin % for the quarter ended December 31, 2007, which is derived from the gross profit and gross margin % reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2007.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea BU earned a gross profit on the intercompany transfer of inventory to PCD.  This gross profit was recorded in the Handset segment.  After July 1, 2008 this activity was recorded as a third party transaction.

UTSTARCOM, INC.

February 26, 2009 Conference Call

RECONCILIATION OF GAAP OPERATING EXPENSE TO PRO FORMA NON-GAAP OPERATING EXPENSE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and Korea BU had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-07	30-Jun-07	30-Sep-07	31-Dec-07	31-Dec-07	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08
GAAP Operating Expense (a)	$128	$135	$116	$154	$533	$123	$113	$92	$109	$437

Less: PCD Operating Expense (b)	9	8	7	7	31	8	7	—	—	$15

Less: Korea BU Operating Expense (c)	7	8	8	8	31	9	10	10	5	$34

Non-GAAP Operating Expense	$112	$119	$101	$139	$471	$106	$96	$82	$104	$388

(a) GAAP Operating Expense for each period is the consolidated operating expense as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating expense for the quarter ended December 31, 2007, which is derived from the operating expenses reported in the Form 10-Qs and Form 10-K with respect to the fiscal year 2007.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, all direct operating expense relating to Korea BU has been recorded in the Handset segment.

UTSTARCOM, INC.

February 26, 2009 Conference Call

RECONCILIATION OF GAAP OPERATING LOSS TO PRO FORMA NON-GAAP OPERATING LOSS

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and Korea BU had been wound down prior to each time period reflected below. We believe this enables year over year comparisons to our recent financial results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends. In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-07	30-Jun-07	30-Sep-07	31-Dec-07	31-Dec-07	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08
GAAP Operating Loss (a)	$(52)	$(55)	$(52)	$(53)	$(212)	$(31)	$(31)	$(35)	$(79)	(176)

Less: PCD Operating Profit (b)	8	8	20	27	63	25	28	—	—	53

Less: Korea BU Operating Loss (c)	(6)	(6)	(6)	(6)	(24)	(7)	(10)	(4)	(9)	(30)

Non-GAAP Operating Loss	$(54)	$(57)	$(66)	$(74)	$(251)	$(49)	$(49)	(31)	(70)	(199)

(a)  GAAP Operating Loss for each period is the consolidated operating loss as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating loss for the quarter ended December 31, 2007, which is derived from the operating loss reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2007.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, the operating loss relating to Korea BU has been recorded in the Handset segment.

UTSTARCOM, INC.

February 26, 2009 Conference Call

ABBREVIATED PRO FORMA NON-GAAP P&L STATEMENT (a)

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and Korea BU had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-07	30-Jun-07	30-Sep-07	31-Dec-07	31-Dec-07	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08
Non-GAAP Revenue	$188	$180	$189	$246	$803	$155	$184	$146	$149	$634

Non-GAAP Gross Profit	57	62	35	66	220	57	46	51	34	$188
Non-GAAP Gross Margin %	30%	34%	19%	27%	27%	37%	25%	35%	23%	30%

Non-GAAP Operating Expense	112	119	101	139	471	106	96	82	104	$388

Non-GAAP Operating Loss	$(54)	$(57)	$(66)	$(74)	$(251)	$(49)	$(49)	$(31)	$(70)	$(199)

(a) Please refer to the preceding reconciliation tables for the adjustments to GAAP Revenue, Gross Profit, Operating Expense and Operating Loss.